Exhibit 16.1

October 18, 2013

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

We have read Camco Financial Corporation’s statements included under Item 4.01(a) in the Form 8-K dated October 18, 2013, and we agree with such statements as they relate to our firm.

Very truly yours,

/s/ BKD, LLP

BKD, LLP